UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

In the first quarter of fiscal 2010, Agilent Technologies, Inc. (“Agilent”) will report results in three separate business segments comprised of the electronic measurement segment, the life sciences segment and the chemical analysis segment.  This Form 8-K provides information on this change in segment reporting and a summary of the effects of this change on Agilent’s historical segment results. The change in segment reporting will be reflected retrospectively, but in no way revises or restates the GAAP Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company and consolidated subsidiaries for any period.

The life sciences and chemical analysis segments will be formed from the existing bio-analytical measurement segment.  The electronic measurement segment will recombine our existing electronic measurement and semiconductor board test segments, which were reported separately in fiscal 2009.  The three new operating segments were determined based primarily on how Agilent’s chief operating decision maker views and evaluates our operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including technology and delivery channels, consumer-specific solutions and specialized manufacturing, were considered in determining the formation of these new operating segments.

The life sciences segment will include DNA microarrays and associated scanner, software, and reagents; microfluidics-based sample analysis systems; liquid chromatography systems, columns and components; liquid chromatography mass spectrometry systems; capillary electrophoresis systems; laboratory software and informatics systems; bio-reagents and related products; laboratory automation and robotic systems; services and support for the aforementioned products.

The chemical analysis segment will include gas chromatography systems, columns and components; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry products; spectroscopy analyzers; software and data systems; services and support for the aforementioned products.

The electronic measurement segment will now include the semiconductor board test segment by recombining laser interferometer, parametric test and printed circuit board manufacturing test equipment.

These changes were effective as of November 1, 2009. All segment financial information, beginning in the first fiscal quarter of 2010, will reflect this change. This change will be reflected on a retrospective basis, with prior years also adjusted to reflect the change in segments. Agilent is issuing this Form 8-K in order to provide investors with summary financial information and historical data that is on a basis consistent with its new reporting structure.  Exhibit 99.1 provides quarterly financial summary information by reportable segment for the fiscal years ended October 31, 2007, 2008 and 2009.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information — Fiscal Years Ended October 31, 2007, 2008 and 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: December 21, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information — Fiscal Years Ended October 31, 2007, 2008 and 2009.